                                                                       EXHIBIT 1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56336) pertaining to the State Auto Insurance Companies Capital Accumulation Plan of our report dated June 24, 2004, with respect to the financial statements and schedule of the State Auto Insurance Companies Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Columbus, Ohio
June 24, 2004

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